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                                                                    EXHIBIT 23.1

                                                                          [LOGO]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the inclusion in this Form 8-K of our report dated August 31, 2001. It should be noted that we have not audited any financial statements of the company subsequent to December 29, 2000 or performed any audit procedures subsequent to the date of our report.

                                          /s/ Arthur Andersen LLP

Vienna, VA
October 1, 2001